Exhibit 99.1

FOR IMMEDIATE RELEASE

Steven Craddock Joins MaxLinear Board

Former Comcast Executive Brings Cable Television and

Telecommunications Experience

Venture Capitalist Ken Lawler to Step Down at Annual Meeting

Carlsbad, Calif. – March 21, 2011 – MaxLinear, Inc. (NYSE: MXL), a leading provider of integrated radio frequency (RF) and mixed-signal integrated circuits for broadband communication applications, today announced that Steven C. Craddock has been elected as the newest member of its board of directors. MaxLinear also announced that veteran venture capitalist Ken Lawler of Battery Ventures, who led MaxLinear’s second and final round of venture capital financing in 2006, will be stepping down from the board of directors at the 2011 annual meeting of stockholders.

Mr. Craddock joins MaxLinear with vast experience in the cable television and telecommunications industry, including leadership and executive positions at Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 to June 2008, Mr. Craddock held the positions of Senior Vice President, Technology and Senior Vice President, New Media Development at Comcast, where he was responsible for the evaluation and development of new technologies for voice, data and video and their integration into the Comcast infrastructure. Mr. Craddock also served as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™ and CableHome™ standards.

Since his retirement from Comcast in June 2008, Mr. Craddock has been an independent consultant for companies in the cable television and telecommunications industries. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served on the board of directors of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock also currently serves on a number of technical advisory boards for high technology companies and also serves as a director on the boards of several privately-held companies. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute.

“We are extremely pleased to welcome Steve to the MaxLinear Board of Directors,” said Kishore Seendripu, Ph.D., Chairman, and Chief Executive Officer of MaxLinear, Inc. “His strong experience in the technology arena, and specifically his excellent track record in cable television and telecommunications, will be extremely valuable to us as we continue growing the company to meet our customers’ needs.”

“I am excited to begin working with MaxLinear as it moves into the next stage of its growth and development,” Mr. Craddock commented. “MaxLinear has a strong value proposition and I look forward to helping guide the company into the future.”

Dr. Seendripu also commented on Mr. Lawler’s pending departure from the Board: “On behalf of all the founders and the management of MaxLinear, I would like to provide a special thanks to Ken Lawler for his efforts on behalf of MaxLinear. We were fortunate to be able to choose Ken and Battery Ventures as a financing partner in 2006. Ken’s steady guidance has been invaluable to us in building and growing MaxLinear from a venture-backed startup to today’s public company.”

About MaxLinear, Inc.

MaxLinear, Inc. is a leading provider of radio frequency and mixed-signal semiconductor solutions for broadband communication applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, trends and opportunities affecting MaxLinear, the performance, potential market acceptance, or timing of availability of MaxLinear’s new products, and the ability of management personnel, including MaxLinear’s Board, to contribute to the growth of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) uncertainties concerning how end user markets for its products will develop; potential delays in the commercial availability of new products; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in the Annual Report on Form 10-K filed with the SEC in February 2011.

MaxLinear Inc. Press Contact:	MaxLinear Inc. Corporate Contact:

David Rodewald	Patrick Tierney
The David James Agency LLC	Director of Marketing
Tel: 805-494-9508	Tel: 760-692-0711
david@davidjamesagency.com	ptierney@MaxLinear.com